Exhibit 99.1

Execution Copy

SUPPORT AGREEMENT

This Support Agreement, dated as of August 7, 2014 (the “Agreement”), is by and among lululemon athletica inc., a Delaware corporation (the “Company”), the persons set forth on the signature page hereto under the heading “Purchaser” (collectively, the “Purchaser”), and Dennis J. Wilson (“Mr. Wilson”).

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), an Affiliate of Mr. Wilson has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from an Affiliate of Mr. Wilson, the Purchased Shares (as defined therein);

WHEREAS, each of the parties hereto has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company, the Purchaser and Mr. Wilson agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of a specified Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any equity securities which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or Lulu Canadian Holding, Inc.

“Board of Directors” or “Board” shall mean the Company’s board of directors.

“Change of Control” shall mean the occurrence of any of the following events with respect to the Company: (a) any “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (other than the Purchaser or Mr. Wilson or a group including the Purchaser or Mr. Wilson) becoming the Beneficial Owner, directly or indirectly, of more than

50% of the outstanding Voting Securities; (b) the Company merging with or into, or consolidating with, or consummating any reorganization or similar transaction with, another Person and, immediately after giving effect to such transaction, less than 50% of the total voting power of the outstanding capital stock of the surviving or resulting Person is Beneficially Owned in the aggregate by the stockholders of the Company immediately prior to such transaction; (c) in one transaction or a series of related transactions, the Company, directly or indirectly (including through one or more of its Subsidiaries) selling, assigning, conveying, transferring, leasing or otherwise disposing of, all or substantially all of the assets or properties (including capital stock of Subsidiaries) of the Company, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of Subsidiaries) by the Company or any of its Subsidiaries to any direct or indirect wholly–owned Subsidiary of the Company; or (d) individuals who immediately after the closing of the transactions contemplated by this Agreement constitute the Board of Directors (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors (other than in connection with a transaction described in clauses (a), (b) or (c) above); provided, however, that any individual becoming a director whose election, or nomination for election, was approved either by the terms of this Agreement or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any: (a) foreign, federal, state or local government, court, tribunal, administrative agency or department; (b) other governmental, government appointed or regulatory authority; or (c) quasi-governmental authority exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Laws” means, with respect to any Person, all foreign, federal, state and local statutes, laws, common law, ordinances, judgments, decrees and orders and all governmental rules and regulations applicable to such Person.

“Person” means any natural person, corporation, limited liability company, partnership, trust, Governmental Authority or other entity.

“Reports” shall mean all periodic reports, registration statements and proxy statements, together with any amendments required to be made with respect thereto, that were required to be filed by the Company with the SEC under the Securities Act or the Exchange Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“Subsidiary” means an entity in which a Person directly or indirectly owns, beneficially or of record, (a) at least 50% of the outstanding equity or financial interests of such entity, or (b) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect more than 50% of such entity’s board of directors or other governing body.

“Voting Securities” shall mean shares of the Company’s common stock and shares of the Company’s special voting stock.

2. Closing; Conditions to Closing; Termination.

2.1 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the provisions contained in Sections 3 (Governance Matters), 4 (Voting Agreements with the Company), 5 (Restrictions on Transfers and Purchases), 6 (Standstill Restrictions) and 7 (Public Announcements; Nondisparagement; Nonsolicitation; Confidentiality) pursuant to this Agreement shall become valid and binding obligations of the applicable parties at a closing (the “Closing”) to be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts 02110, at 10:00 a.m. Boston time on the third business day after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 2.2 (Closing Conditions) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction) or at such other date, time and place as the Company, the Purchaser and Mr. Wilson agree (the “Closing Date”).

(b) Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 2.2 (Closing Conditions), at the Closing:

(i) the Purchaser will become party to the Company’s Amended and Restated Registration Rights Agreement, dated as of December 12, 2012 (the “Registration Rights Agreement”), as a “Holder” (as defined therein) pursuant to the instrument of accession in the form attached as Exhibit 2.2(b)(i) hereto (the “Registration Rights Accession Agreement”);

(ii) each of Steven J. Collins and David M. Mussafer will become party to the Company’s standard form indemnification agreement for non-employee directors (the “Indemnification Agreement”); and

(iii) the Company and the Board of Directors will: (1) increase the authorized size of the Board of Directors to twelve (12) directors; (2) cause to be appointed to the Board of Directors effective as of the Closing each of Mr. Collins and Mr. Mussafer (or such other natural person(s) as may be chosen by the Purchaser, and reasonably acceptable to the Company and Mr. Wilson, if one or more of Mr. Collins or Mr. Mussafer is unable or unwilling to serve as of the Closing Date), with Mr. Mussafer being appointed as a Class I Director and Mr. Collins being appointed as a Class II Director (should the Company continue to have a classified board as of the Closing); (3) cause (a) Mr. Mussafer to be offered the opportunity to serve and appointed (subject to his acceptance thereof) as the co-Chairman of the Board of Directors, (b) Mr. Collins to be offered the opportunity to serve and appointed (subject to his acceptance thereof) as an observer to the Audit Committee of the Board of Directors, (c) Mr. Collins to be offered the opportunity to serve and appointed (subject to his acceptance thereof) as a member of the Compensation Committee of the Board of Directors, (d) Mr. Mussafer to be offered the opportunity to serve and appointed (subject to his acceptance thereof) as a member of the Nominating and Governance Committee of the Board of Directors, and (e) at least one of Mr. Mussafer or Mr. Collins (designated by the Purchaser and Mr. Wilson) to be considered for appointment to each other then-existing or thereafter created committee, if any, of the Board of Directors, with each such appointment to be effective as of the Closing; (4) permit the Purchaser to become party to the Registration Rights Agreement pursuant to the Registration Rights Accession Agreement; and (5) permit each of Mr. Mussafer and Mr. Collins to become party to an Indemnification Agreement.

2.2 Closing Conditions.

(a) The respective obligations of each of the Company, the Purchaser and Mr. Wilson to effect the Closing are subject to the satisfaction or written waiver by each of the Company, the Purchaser and Mr. Wilson at or prior to the Closing of the following conditions:

(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(ii) there shall not be any action, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Authority that would or that seeks or that is reasonably likely to result in a judgment that could prevent, delay, unwind or impose material limitations or conditions on the transactions contemplated by this Agreement; and

(iii) the transactions pursuant to the Purchase Agreement shall have been consummated.

(b) The obligations of the Purchaser to effect the Closing are also subject to the satisfaction or written waiver by the Purchaser at or prior to the Closing of the following conditions:

(i) the representations and warranties of the Company set forth in Section 2.3(a) (Representations and Warranties of the Company) and of Mr. Wilson set forth in Section 2.3(c) (Representations and Warranties of Mr. Wilson) hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii) each of the Company and Mr. Wilson shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing; and

(iii) a certificate from the Company dated as of the Closing Date, sworn under the penalty of perjury and in form and substance required under the Treasury

Regulations issued pursuant to Section 1445(b)(3) of the Internal Revenue Code (the “Code”), stating that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and proof, reasonably satisfactory to Purchaser that the Company has provided notice of such certification to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(c) The obligations of Mr. Wilson to effect the Closing are also subject to the satisfaction or written waiver by Mr. Wilson at or prior to the Closing of the following conditions:

(i) the representations and warranties of the Company set forth in subsections (i), (ii) and (iii) of Section 2.3(a) (Representations and Warranties of the Company) and of the Purchaser set forth in Section 2.3(b) (Representations and Warranties of the Purchaser) hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date; and

(ii) each of the Company and the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing.

(d) The obligations of the Company to effect the Closing are also subject to the satisfaction or written waiver by the Company at or prior to the Closing of the following conditions:

(i) the representations and warranties of the Purchaser set forth in Section 2.3(b) (Representations and Warranties of the Purchaser) and of Mr. Wilson set forth in Section 2.3(c) (Representations and Warranties of Mr. Wilson) hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date; and

(ii) each of the Purchaser and Mr. Wilson shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing.

2.3 Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby makes the following representations and warranties contained in subsections (i), (ii), (iii), (iv) and (v) of this Section 2.3(a) to the Purchaser, and the representations and warranties contained in subsections (i), (ii) and (iii) of this Section 2.3(a) to Mr. Wilson:

(i) Organization and Authority. The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing under the Laws of each other jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected, in the aggregate, to materially and adversely affect the Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(ii) Governing Instruments. True and complete copies of the Company’s certificate of incorporation, as amended, and of the Company’s bylaws, as amended, each as currently in effect, have been filed by the Company prior to the date hereof with the SEC. The Company has taken no action to amend such instruments since the respective dates of such filings.

(iii) Authorization.

(A) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other approval or authorization by any of its directors or stockholders is necessary to authorize this Agreement or to consummate the transactions contemplated hereby by the Company. The Board of Directors has authorized the entering into of this Agreement and the transactions contemplated hereby and pursuant to the Purchase Agreement, including pursuant to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), such that any restrictions on business combinations contained in Section 203 of the DGCL will not apply to any Purchaser as a result of the consummation of the transactions contemplated hereby or by the Purchase Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(B) Other than the approval or expiration of applicable waiting periods under the HSR Act, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, require any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, except where the failure to make such notifications or filings would not prevent or delay consummation of the transactions contemplated hereby in any material respect.

(iv) Reports. Since January 1, 2012, the Company has filed all Reports. As of the respective date of filing thereof with the SEC, each of the Reports complied in all material respects with applicable requirements of the Securities Act or the

Exchange Act, as the case may be, and did not, as of the respective date of filing thereof with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) Tax Status. The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(b) Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties contained in this Section 2.3(b) to Mr. Wilson and to the Company.

(i) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing under the Laws of each other jurisdiction where its ownership or use of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected, in the aggregate, to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(ii) Authorization.

(A) The Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its partners is necessary to authorize this Agreement or to consummate the transactions contemplated hereby by the Company. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the other parties, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(B) Neither the execution, delivery and performance by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (x) its governing instruments or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law applicable to the Purchaser or any of its properties or assets except in the case of clauses (1)(y) and (2) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) Other than the approval or expiration of applicable waiting periods under the HSR Act no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

(iii) Brokers and Finders. No Purchaser or any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company or Mr. Wilson will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

(c) Representations and Warranties of Mr. Wilson. Mr. Wilson hereby makes the following representations and warranties contained in this Section 2.3(c) to the Purchaser and to the Company.

(i) Authorization.

(A) This Agreement has been duly and validly executed and delivered by Mr. Wilson and, assuming due authorization, execution and delivery by the other parties, is a valid and binding obligation of Mr. Wilson enforceable against Mr. Wilson in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(B) Neither the execution, delivery and performance by Mr. Wilson of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Mr. Wilson with any of the provisions hereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Mr. Wilson under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mr. Wilson is a party or by which Mr. Wilson may be bound, or to which Mr. Wilson or any of the properties or assets of Mr. Wilson may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law applicable to Mr. Wilson or any of Mr. Wilson’s properties or assets except in the case of clauses (1) and (2) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Mr. Wilson’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(C) Other than the approval or expiration of applicable waiting periods under the HSR Act no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Mr. Wilson of the transactions contemplated by this Agreement.

(iii) Brokers and Finders. Neither Mr. Wilson nor any of Mr. Wilson’s Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company or the Purchaser will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

2.4 Pre-Closing Covenants.

(a) Reasonable Best Efforts to Close. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with the provisions hereof (the “Pre-Closing Period”), the parties will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other parties hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Section 2.2 (Closing Conditions) and cooperating in seeking to obtain any consent required from Governmental Authorities.

(b) Negative Covenants. During the Pre-Closing Period, the Company shall not, without the prior written consent of the Purchaser and Mr. Wilson (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend the Company’s certificate of incorporation or bylaws; or

(ii) authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company other than issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company to employees, officers and directors of the Company in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof and other that the issuance of the

Company’s common stock upon the exchange of shares of Lulu Canadian Holding, Inc. outstanding as of the date hereof; provided, that nothing in this clause (ii) shall limit the Company’s ability to authorize or issue any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote or which is exchangeable for shares of capital stock of the Company.

2.5 Termination.

(a) Termination. Prior to the Closing, this Agreement may only be terminated:

(i) by mutual written agreement of the Company, the Purchaser and Mr. Wilson;

(ii) by the Company, the Purchaser or Mr. Wilson, upon written notice to the other parties given at any time on or after the day that is 100 days after the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 2.5(a)(ii) shall not be available to any party whose failure to fulfill any representations, warranties, covenants or obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(iii) by written notice given by the Purchaser to each of the Company and Mr. Wilson, if there have been one or more breaches of one or more representations, warranties, covenants or agreements made by the Company or Mr. Wilson in this Agreement such that the conditions in Section 2.2(b) would not be satisfied and which have not been cured by the applicable party after thirty (30) days written notice by the Purchaser to each of the Company and Mr. Wilson thereof requesting such inaccuracies or breaches to be cured;

(iv) by written notice given by Mr. Wilson to each of the Company and the Purchaser, if there have been one or more breaches of one or more representations, warranties, covenants or agreements made by the Company or the Purchaser in this Agreement such that the conditions in Section 2.2(c) would not be satisfied and which have not been cured by the applicable party after thirty (30) days written notice by Mr. Wilson to each of the Company and the Purchaser thereof requesting such inaccuracies or breaches to be cured;

(v) by written notice given by the Company to the Purchaser and Mr. Wilson, if there have been one or more breaches of one or more representations, warranties, covenants or agreements made by the Purchaser or Mr. Wilson in this Agreement such that the conditions in Section 2.2(d) would not be satisfied and which have not been cured by the applicable party after thirty (30) days written notice by the Company to the Purchaser and Mr. Wilson thereof requesting such inaccuracies or breaches to be cured; or

(vi) automatically and without further action by the Company, the Purchaser or Mr. Wilson, upon termination of the Purchase Agreement.

(b) Effects of Termination. In the event of any termination of this Agreement in accordance with Section 2.5(a) (Termination), no party (or any of its Affiliates) shall have any liability or obligation to any other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall be of no further force or effect, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 8 (Miscellaneous) shall survive the termination of this Agreement and shall remain in full force and effect.

3. Governance Matters.

3.1 Board Size. Effective as of the Closing, the Board of Directors shall consist of twelve (12) members and the number of directors shall not be increased by the Board (a) without the prior written consent of at least two Board Designees so long as the Purchaser has the right to designate for nomination two persons to serve as members of the Board pursuant to Section 3.2(b)(i) and Mr. Wilson has the right to designate for nomination one person to serve as a member of the Board pursuant to Section 3.2(b)(ii) and (b) without the prior written consent of both Board Designees so long as the Purchaser has the right to designate for nomination only one person to serve as a member of the Board pursuant to Section 3.2(b)(i) and Mr. Wilson has the right to designate for nomination one person to serve as a member of the Board pursuant to Section 3.2(b)(ii).

3.2 Board Composition.

(a) Board Composition at Closing. Effective as of the Closing, the Company shall take all necessary corporate action to: (i) cause each of Mr. Collins and Mr. Mussafer (or such other natural person(s) as may be chosen by the Purchaser, and reasonably acceptable to the Company and Mr. Wilson, if one or more of Mr. Collins or Mr. Mussafer is unable or unwilling to serve as of the Closing Date) to be appointed to the Board of Directors, with Mr. Mussafer being appointed as a Class I Director and Mr. Collins being appointed as a Class II Director (should the Company continue to have a classified board as of the Closing); and (ii) cause (A) Mr. Mussafer to be offered the opportunity to serve and appointed (subject to his acceptance thereof) as the co-Chairman of the Board of Directors, (B) Mr. Collins to be offered the opportunity to be an observer to the Audit Committee of the Board of Directors, (C) Mr. Collins to be offered the opportunity to serve on and appointed (subject to his acceptance thereof) to the Compensation Committee of the Board of Directors, (D) Mr. Mussafer to be offered the opportunity to serve on and appointed (subject to his acceptance thereof) to the Nominating and Governance Committee of the Board of Directors, and (E) one of Mr. Collins or Mr. Mussafer (designated by the Purchaser and Mr. Wilson) to be considered for appointment to serve on each other then-existing or thereafter created committee, if any, of the Board of Directors.

(b) Right to Board Designees.

(i) For so long as (A) the Purchaser and its Affiliates collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 10.0%, at any annual or special meeting of shareholders of the Company at which directors are to be elected (with such election being for Class I directors or Class II directors during such time as the Company has a classified board), the Purchaser shall have the right to designate one natural person for nomination by the Board and/or the Nominating and Governance Committee of the Board of Directors to serve as a director (a Class I director, if applicable) and one natural person for nomination by the Board and/or the Nominating and Governance Committee of the Board of Directors to serve as a director (a Class II director, if applicable) and (B) the Purchaser and its Affiliates collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 6.75% (but less than 10.0%), at any annual or special meeting of shareholders of the Company at which directors are to be elected (with such election being for Class I directors during such time as the Company has a classified board), the Purchaser shall have the right to designate one natural person for nomination by the Board and/or the Nominating and Governance Committee of the Board of Directors to serve as a director (or Class I director, if applicable) (each person designated for nomination by the Purchaser and subsequently elected as a member of the Board, a “Purchaser Designee,” and with each of Mr. Collins and Mr. Mussafer, or such other natural person(s) as may be chosen by the Purchaser, and reasonably acceptable to the Company and Mr. Wilson if one or more of Mr. Collins or Mr. Mussafer is unable to serve as of the Closing Date, being deemed a Purchaser Designee for so long as each is a member of the Board), and the Company shall, subject to the fulfillment of the requirements set forth in Section 3.2(c) (Board Designee Requirements), use its reasonable best efforts to cause each such Purchaser Designee to be elected as a director of the Board; provided, that in no event shall this Section 3.2(b)(i) obligate the Company, the Board and/or the Nominating and Governance Committee of the Board with respect to nomination or election of a Purchaser Designee to the extent that subsequent to such meeting of shareholders either (A) the aggregate number of Purchaser Designees who would be members of the Board of Directors would exceed the applicable number of Purchaser Designees set forth above, or (B) during such time as the Company continues to have a classified board, more than one Board Designee would be a member of any one class of directors.

(ii) For so long as Mr. Wilson and his Affiliates collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 8.0%, at any annual or special meeting of the shareholders of the Company at which directors are to be elected (with such election being for Class III directors during such time as the Company has a classified board), Mr. Wilson shall have the right to designate one natural person for nomination by the Board and/or the Nominating and Governance Committee of the Board of Directors to serve as a director (a Class III director, if applicable) (each such person designated for nomination by Mr. Wilson and subsequently elected as a member of the Board, the “Wilson Designee,” and with Mr. Wilson being deemed the Wilson Designee for so long as he is a member of the Board, and, together with the Purchaser Designees, the “Board Designees”), and the Company shall, subject to the fulfillment of the requirements set forth in Section 3.2(c)

(Board Designee Requirements) use its reasonable best efforts to cause each such Wilson Designee to be elected as a director of the Board; provided, that in no event shall this Section 3.2(b)(ii) obligate the Company, the Board and/or the Nominating and Governance Committee of the Board with respect to election of a Wilson Designee to the extent that subsequent to such meeting of shareholders either (A) the aggregate number of Wilson Designees who would be members of the Board of Directors would exceed one, or (B) during such time as the Company continues to have a classified board, more than one Board Designee would be a member of any one class of directors; provided, further, that the right to designate any person for nomination pursuant to this Section 3.2(b)(ii) shall terminate and the Wilson Designee shall immediately tender his or her resignation as a member of the Board upon the taking of any action by Mr. Wilson or any of his Affiliates that would be prohibited during the Standstill Period pursuant to Section 6.1 (Standstill Restrictions), provided, that upon the occurrence of any such action that is not a willful violation of Section 6.1 (Standstill Restrictions), such resignation shall not be required if such action is ceased promptly (but in any event not longer than two business days) subsequent to written notice thereof by the Company to Mr. Wilson.

(c) Board Designee Requirements. Any Board Designee shall (i) be reasonably acceptable to the Board’s Nominating and Governance Committee, the Purchaser and Mr. Wilson, it being acknowledged and agreed that each of Mr. Collins, Mr. Mussafer and Mr. Wilson are acceptable Board Designees, (ii) agree to comply in all respects with the provisions of this Agreement and all of the Company’s policies and corporate governance guidelines as in effect from time to time that are applicable to non-employee director of the Company generally, (iii) to the extent a Board Designee shall be appointed to either the Audit Committee or Compensation Committee of the Board of Directors, such Board Designee shall qualify as “independent” within the meaning of NASDAQ Rule 5606, and the Company shall use its reasonable best efforts to enable each Board Designee to be actively involved in the operation of the Board of Directors, including the committees thereof (including attendance at such committee meetings to the extent not a member of such committee provided that such attendance, in the reasonable determination of the co-Chairmen of the Board of Directors, does not impede, disrupt or hinder the conduct of business at such meetings), and to be able to properly fulfill the duties and responsibilities of a member of the Board of Directors with no such Board Designee being subject to restrictions different from any other non-employee member of the Board of Directors, and (iv) agree to be bound by the confidentiality obligations contained in Section 7.4 (Confidentiality). Each of the Purchaser and Mr. Wilson acknowledge that the obligations of each Board Designee under this Agreement are in addition to the fiduciary and common law duties of any director of a Delaware corporation. The Purchaser or Mr. Wilson, as applicable, shall notify the Company of any proposed Board Designee in writing no later than the latest date on which shareholders of the Company may make nominations to the Board for the applicable meeting of shareholders in accordance with the Company’s bylaws, together with all information concerning such nominee required to be delivered to the Company by the Company’s bylaws and such other information reasonably requested by the Company; provided, that in each such case, all such information is generally required to be delivered to the Company by the other non-employee directors of the Company (the “Nominee Disclosure Information”); provided, further, that in the event the Purchaser or Mr. Wilson, as applicable, fails to provide any such notice, the applicable Board Designee(s) shall be the person(s) then serving as the applicable Board Designee(s) as long as the Purchaser or Mr. Wilson, as applicable, provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

(d) Board Committees and Board Co-Chair. For so long as the Purchaser and its Affiliates collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 6.75%, subject to the terms hereof including Section 3.2(c) (Board Designee Requirements), (i) one Purchaser Designee selected by the Purchaser will be offered the opportunity and appointed (subject to his acceptance thereof) by the Board of Directors to serve on each of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors (or, to the extent such Purchaser Designee is not “independent” within the meaning of NASDAQ Rule 5606, as an observer to such committee), (ii) one Purchaser Designee selected by the Purchaser will be considered for appointment to serve on any other then-existing or thereafter created committee of the Board of Directors, and (iii) one Purchaser Designee, selected by the Purchaser and reasonably acceptable to the Board’s Nominating and Governance Committee and, during such time as Mr. Wilson has the right to designate the Wilson Designee pursuant to Section 3.2(b) (Right to Board Designee), Mr. Wilson, will be offered the opportunity and appointed (subject to his acceptance thereof) by the Board of Directors to serve as co-Chairman of the Board of Directors.

(e) Board Designee Implementation. For so long as the Purchaser and/or Mr. Wilson have the right to designate person(s) for nomination to serve as member(s) of the Board pursuant to Section 3.2(b) above:

(i) the Company, the Board of Directors and/or the Nominating and Governance Committee of the Board of Directors shall (A) cause the Board of Directors to have sufficient vacancies to permit such Board Designee to be added as a member of the Board of Directors, (B) nominate such Board Designee for election to the Board of Directors consistent with and subject to the limitations of Section 3.2(b) (Board Designees), and (C) recommend that the Company’s stockholders vote in favor of the Board Designees in all subsequent stockholder meetings; and neither the Company nor the Board of Directors shall withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify any such nomination or recommendation. In the event of the death, disability, resignation or removal of a Board Designee, subject to the continuing satisfaction of the applicable thresholds set forth in Section 3.2(b), the Company shall take all steps reasonably required to enable the Purchaser or Mr. Wilson, as applicable, to designate a natural person to replace such person and the Company shall cause such newly designated person to fill such resulting vacancy. So long as any person designated by the Purchaser or Mr. Wilson, as applicable, to serve as a member of the Board of Directors is eligible to be so designated in accordance with this Section 3.2, the Company shall not take any action to remove such person as such a director without cause without the prior written consent of the Purchaser or Mr. Wilson, as applicable;

(ii) in the event that (A) any Purchaser Designee shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Board with a substitute Purchaser Designee or (B) any Wilson Designee shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Board with a substitute Wilson Designee; provided in each case that each such substitute Board Designee is reasonably acceptable to the Board’s Nominating and Governance Committee, the Purchaser and Mr. Wilson;

(iii) each of the Board Designees shall be entitled to compensation consistent with the compensation received by other members of the Board of Directors for their service as a member of the Board of Directors and/or committees thereof, including any fees and equity awards, and reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees; and

(iv) the Company shall provide the same rights and benefits of indemnity and contribution to each Board Designee as are provided to other non-employee directors on the Board.

(f) Board Designee Resignation. Concurrent with and as a condition to the appointment, nomination or election of any Board Designee, such Board Designee shall agree in writing that such Board Designee shall tender his or her resignation as a director to the Board of Directors, which resignation may be accepted or rejected in the sole discretion of the Board of Directors, should (i) in the case of a Purchaser Designee, the Purchaser and its Affiliates cease collectively to Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 2.0%, or (ii) in the case of the Wilson Designee, Mr. Wilson and his Affiliates (A) cease collectively to Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to 4.0% or (B) take any action that would be prohibited during the Standstill Period pursuant to Section 6.1, provided, that upon the occurrence of any such action that is not a willful violation of Section 6.1 (Standstill Restrictions), such right shall cease if such action is not ceased promptly (but in any event not longer than two business days) subsequent to written notice thereof by the Company to Mr. Wilson.

3.3 Consulting. Prior to the date on which the Purchaser ceases to have the nomination rights pursuant to Section 3.2 (Board Composition), Mr. Wilson agrees to make himself reasonably available to the Purchaser and the Company to advise on the operations of the Company if requested to do so; provided, that such consulting services shall be structured in a way not to overlap with Mr. Wilson’s outside business interests.

3.4 Governance Evaluation. Promptly following the Closing, the Board of Directors shall identify and engage an independent, third party consultant (such Person to be reasonably acceptable to the Purchaser and Mr. Wilson, such consent not to be unreasonably withheld, conditioned or delayed) with recognized expertise in corporate governance to conduct an evaluation of the corporate governance policies, processes and practices of the Company, the Board of Directors and the committees thereof, including an evaluation of the size, process of nominee selection and election, member composition, efficiency and functionality of the Board of Directors and the committees thereof. The Company shall use and cause the Board of Directors to use commercially reasonable efforts to cause such consultant to conclude its evaluation within ninety (90) days of the Closing.

4. Voting Agreements with the Company.

4.1 Voting Agreement between the Purchaser and the Company as to Certain Matters. Except as may otherwise be agreed by the Company and the Purchaser, in connection with any proposal submitted for Company shareholder approval (at any annual or special meeting called, or in connection with any other action (including the execution of written consents)) related to the election or removal of directors of the Board, subject to compliance by the Company, the Board of Directors and each committee thereof with Section 3 (Governance), the Purchaser will cause all outstanding Voting Securities Beneficially Owned by it and/or its Affiliates (a) to be present in person or represented by proxy at all meetings of shareholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings, and (b) to be voted at all such meetings (i) in favor of any nominee or director nominated by the Board and/or the Nominating and Governance Committee of the Board and (ii) against the removal of any director nominated by the Board and/or the Nominating and Governance Committee of the Board.

4.2 Voting Agreement between Mr. Wilson and the Company as to Certain Matters. Except as may otherwise be agreed by the Company and Mr. Wilson, in connection with any proposal submitted for Company shareholder approval (at any annual or special meeting called, or in connection with any other action (including the execution of written consents)) related to the election or removal of directors of the Board, subject to compliance by the Company, the Board of Directors and each committee thereof with Section 3 (Governance), Mr. Wilson will cause all outstanding Voting Securities Beneficially Owned by him and/or his Affiliates (a) to be present in person or represented by proxy at all meetings of shareholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings, and (b) to be voted at all such meetings (i) in favor of any nominee or director nominated by the Board and/or the Nominating and Governance Committee of the Board and (ii) against the removal of any director nominated by the Board and/or the Nominating and Governance Committee of the Board.

4.3 Termination of Voting Agreements. The provisions of this Section 4 (Voting Agreements with the Company) shall terminate with respect to the Purchaser and/or Mr. Wilson, as applicable, upon the earliest to occur of any one of the following events: (a) the eighteen (18) month anniversary of the Closing; (b) the date on which the Purchaser or Mr. Wilson, as applicable, ceases to own any Voting Securities; (c) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (d) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (e) the occurrence of a Change of Control; (f) the public announcement of a tender offer or exchange offer that, if consummated, would constitute a Change of Control; (g) in the case of the Purchaser, the date on which Purchaser no longer has the right to designate a Purchaser Designee pursuant to Section 3.2(b) (Right to Board Designee); or (h) in the case of Mr. Wilson, the date on which Mr. Wilson no longer has the right to designate the Wilson Designee pursuant to Section 3.2(b) (Right to Board Designee).

5. Restrictions on Transfers and Purchases.

5.1 Restrictions on Transfers. Prior to the earlier of (a) the eighteen (18) month anniversary of the Closing and (b) the occurrence of a Change of Control, each of the Purchaser and Mr. Wilson agree that it will not directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of any US Company Common Stock or any securities convertible or exchangeable into US Company Common Stock (each, a “Transfer”) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) other than (i) to their respective Affiliates (including commonly controlled or managed investment funds) that execute a written joinder agreement in a form approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed) pursuant to which such Affiliate agrees to be bound by the terms hereof, (ii) in the case of the Purchaser, to Mr. Wilson or an Affiliate thereof to the extent that, immediately subsequent to consummation of such transaction, Mr. Wilson and his Affiliates would not collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to twenty percent (20.0%), or to a Person that is not, directly or indirectly, (A) a business primarily engaged in the design, manufacture, distribution or sale of athletic apparel or accessories similar to or competitive with the current or proposed products of the Company, or (B) a fund or other entity or Person that is primarily engaged in acquiring stock of publicly-traded corporations and that seeks, or has sought, to influence decision-making or actions of such corporations, (iii) in the case of Mr. Wilson, to the Purchaser or an Affiliate thereof to the extent that, immediately subsequent to consummation of such transaction, the Purchaser and its Affiliates would not collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to twenty percent (20.0%), (iv) pursuant to a tender or exchange offer where the acquirer of shares in such transaction is not the Purchaser or any of its Affiliates or Mr. Wilson or any of his Affiliates, (v) pursuant to a merger or consolidation in which the Company will not be the surviving entity, (vi) open market sales of Voting Securities, including pursuant to an underwritten public offering (other than to (A) a Purchaser, (B) Mr. Wilson, or (C) any Affiliate of either the Purchaser or Mr. Wilson who executes a written joinder agreement in a form approved by the Company pursuant to which such Affiliate agrees to be bound by the terms hereof, or (D) an underwriter in connection with a bona fide public offering or distribution), (vii) at such time as the immediately preceding five (5) business day weighted average closing price of the US Company Common Stock on the Nasdaq Global Select Market is less than $30.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) and any Transfer occurs during such period at or below $30.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), (viii) in connection with the exchange of Canadian Company Common Shares for US Company Common Stock, or (ix) in the case of the Purchaser, the pledge or other conveyance of US Company Common Stock to one or more financial institutions to secure repayment of indebtedness for borrowed money incurred in connection with the Purchaser’s acquisition or holding of such US Company Common Stock, and the transfer by the Purchaser of US Company Common Stock to such financial institutions upon the foreclosure or exercise of such pledge or other instrument of conveyance, in each case only in accordance with applicable securities Laws. Any purported Transfer which is not in accordance with the terms and conditions of this Section 5.1 shall be, to the fullest extent permitted by Law, null and void ab initio and, in addition to other rights and remedies at Law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

5.2 Restrictions on Purchase. Prior to the eighteen (18) month anniversary of the Closing, each of the Purchaser and Mr. Wilson agree that it will not, and it will cause its Affiliates not to, directly or indirectly, purchase, offer to purchase, or agree to purchase or otherwise acquire Beneficial Ownership of US Company Common Stock or any securities convertible or exchangeable into US Company Common Stock (each, a “Purchase”) other than (a) from its Affiliates (including commonly controlled or managed investment funds), (b) in the case of the Purchaser, from Mr. Wilson or an Affiliate thereof or pursuant to open market purchases, each to the extent that, immediately subsequent to consummation of such transaction, the Purchaser and its Affiliates would not collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to twenty percent (20.0%), (c) in the case of Mr. Wilson, from the Purchaser or an Affiliate thereof to the extent that, immediately subsequent to consummation of such transaction, Mr. Wilson and his Affiliates would not collectively Beneficially Own an aggregate percentage of the outstanding Voting Securities greater than or equal to twenty percent (20.0%), (d) at such time as the immediately preceding five (5) business day weighted average closing price of the US Company Common Stock on the Nasdaq Global Select Market is less than $30.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) and any Purchase occurs during such period at or below $30.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization)or (e) in connection with the exchange of Canadian Company Common Shares for US Company Common Stock. Any purported Purchase that is not in accordance with the terms and conditions of this Section 5.2 shall be, to the fullest extent permitted by Law, null and void ab initio and, in addition to other rights and remedies at Law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

6. Standstill Restrictions.

6.1 Standstill Restrictions. Each of the Purchaser and Mr. Wilson agree that, without the prior approval of the Board of Directors (contained in a written resolution of the Board), such Person will not, directly or indirectly:

(a) make, or in any way participate in, any solicitation of proxies or written consents of stockholders to vote, or seek to advise or influence any Person (other than Affiliates of the Purchaser or Mr. Wilson, respectively) with respect to the voting of, any Voting Securities of the Company; conduct, encourage, participate or engage in any other type of referendum (binding or non-binding) with respect to, or from the holders of any Voting Securities or any other Person with the right to vote or withhold consent in respect of Voting Securities; make, or in any way participate or engage in (other than by voting its Voting Securities in a manner that does not violate this Agreement), any “solicitation” of any proxy, consent or other authority to vote any Voting Securities; make any stockholder proposal (whether pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise), with respect to any matter; or become a participant in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;

(b) either directly or indirectly for itself or its Affiliates, or in conjunction with any other Person or entity in which it is or proposed to be either a principal, partner or financing source or is acting or propose to act as broker or agent for compensation, effect or seek, make a proposal for, or offer to effect (with or without conditions and whether publicly or otherwise), or cause or participate in, or in any way knowingly support, assist or facilitate any other Person or entity to effect or seek, offer or propose to effect, or cause or participate in, any acquisition of or extraordinary transaction involving the Company or any of its securities or assets;

(c) either directly or indirectly for itself or its Affiliates, or in conjunction with any other Person or entity in which it is or proposed to be either a principal, partner or financing source or is acting or propose to act as broker or agent for compensation, effect or seek to effect, offer or propose (whether publicly or otherwise), or cause or participate in, or in any way assist or knowingly facilitate any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate (except as a holder of Voting Securities) in, any tender offer or exchange offer, merger, consolidation, division, acquisition or exchange of substantially all assets or equity, change of control transaction, recapitalization, restructuring, liquidation or other business combination or similar transaction involving the Company or any of its subsidiaries or affiliates; or

(d) enter into any discussions, negotiations, arrangements or understandings with, or form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Exchange Act, with any third party in connection with such third party’s taking, planning to take or seeking to take any of the actions prohibited by clauses (a) through (c) of this Section 6.1, or deposit any shares of common stock of the Company or any other Voting Securities in a voting trust or subject any shares of common stock of the Company or any other Voting Securities to any voting agreement;

provided, however, that nothing in this Section 6.1 will limit (i) any Person’s ability to vote (subject to Section 4 (Voting Agreements with the Company)) and to publicly announce such Person’s intent to vote and the manner of such vote, subject to Section 7.2 (Nondisparagement) in advance of such meeting, Transfer (subject to Section 5.1 (Restrictions on Transfer)), Purchase (subject to Section 5.2 (Restrictions on Purchase)) or otherwise exercise rights under its Voting Securities, or (ii) the ability of any member of the Board to exercise its fiduciary duties as a member of the Board of Directors.

6.2 Termination of Standstill Provisions. The provisions of Section 6.1 (Standstill Restrictions) shall terminate with respect to the Purchaser and Mr. Wilson on the earliest of: (a) (i) with respect to any provision of this Section 6.1 other than Section 6.1(a) and Section 6.1(d) in respect of Section 6.1(a), eighteen (18) months from the Closing, and (ii) in respect of Section 6.1(a) and Section 6.1(d) in respect of Section 6.1(a), the day following the annual meeting of stockholders of the Company held in 2016 (but in any event not later than July 31, 2016); (b) the date on which the Purchaser or Mr. Wilson, as applicable, ceases to own any Voting Securities; (c) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (d) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (e) the public announcement by the Company recommending acceptance by the Company’s shareholders of a tender offer or exchange offer that, if consummated, would constitute a Change of Control; (f) the execution by the Company or the public announcement of any agreement providing for a Change of Control; (g) in the case of the Purchaser, the date on which Purchaser no longer has the right to designate a Purchaser Designee pursuant to Section 3.2(b) (Right to Board Designee); or (h) in the case of Mr. Wilson, the date on which Mr. Wilson no longer has the right to designate the Wilson Designee pursuant to Section 3.2(b) (Right to Board Designee) (the period from the date hereof until the termination of the provisions of Section 6.1 as set forth above, the “Standstill Period”).

7. Public Announcements; Nondisparagement; Nonsolicitation; Confidentiality.

7.1 Public Announcements. Promptly following the execution of this Agreement, the parties shall announce this Agreement and the material terms hereof by means of a jointly issued press release in the form attached hereto as Exhibit 7.1 (the “Press Release”). No party shall (and each party shall cause each of its Affiliates, and its and their directors and officers not to) make or cause to be made any public announcement or public statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by Law or the rules of any stock exchange or with the prior written consent of the other parties. The Company and Mr. Wilson acknowledge that, promptly following the date hereof, the Purchaser intends to file this Agreement and the Press Release as an exhibit to its Schedule 13D that each of the Company and Mr. Wilson will have an opportunity to review in advance. The Purchaser and Mr. Wilson acknowledge that, promptly following the date hereof, the Company intends to file this Agreement and the Press Release as an exhibit to its Current Report on Form 8-K that the Purchaser and Mr. Wilson will have an opportunity to review in advance.

7.2 Nondisparagement. During the Standstill Period, no party shall (and each party shall cause each of its Affiliates, and its and their directors and officers not to) make or cause to be made any disparaging statement (as distinct from bona fide objective statements reflecting business criticism) regarding any other party, its officers or its directors or any person who has served as an officer or director of such Person in the past, including (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format, or (c) to any analyst, journalist or member of the media (including without limitation, in a television, radio, newspaper, internet or magazine interview); provided, that the foregoing limitation shall not preclude statements a Person determines in good faith to be required as a result of applicable Law, regulation, order by a governmental authority or SEC or stock exchange rules, or is required or advisable in connection with any arbitration or other legal proceeding; provided, further, that the publication or republication subsequent to the date hereof of statements made by a party prior to the Standstill Period shall not be a breach of this Agreement.

7.3 Nonsolicitation. During the Standstill Period, each party agrees that it will not, directly or indirectly, solicit for employment (or arrange, induce or facilitate any other Person to solicit for employment) any person then employed by the Company or any of its Affiliates, or encourage, influence or attempt to influence (or arrange, induce or facilitate any other Person to encourage, influence or attempt to influence) any person then employed by the Company to terminate his or her employment with the Company; provided, however, the foregoing provision will not prevent a party from employing those persons who contact such party on his or her own initiative without any direct or indirect solicitation or encouragement or inducement from such party other than general publications or advertisements.

7.4 Confidentiality. Each of the Purchaser (with respect to itself and its Affiliates, other than portfolio companies to which Proprietary Information is not disclosed) and Mr. Wilson (with respect to himself and his Affiliates) hereby agree, and each Board Designee shall agree, that during such term as a member of the Board of Directors and thereafter, such Person will not, without the prior written consent of the Company, for any reason divulge to any third-party or use for his, her or its own benefit, or for any purpose other than the exclusive benefit of the Company and its Affiliates, any Proprietary Information. Notwithstanding the foregoing, if a Board Designee is compelled to disclose Proprietary Information by court order or other legal process, to the extent permitted by applicable law, he or she shall promptly so notify the Company so that it may seek a protective order or other assurance that confidential treatment of such Proprietary Information shall be afforded, and the Board Designee shall reasonably cooperate with the Company in connection therewith. If the Board Designee is so obligated by court order or other legal process to disclose Proprietary Information, he or she will disclose only the minimum amount of such Proprietary Information as is necessary for the Board Designee to comply with such court order or other legal process. “Proprietary Information” means any and all non-public information of the Company or any of its Affiliates that has not been publicly disclosed by the Company, including but not limited to, the following items and information relating to the following items: (a) all inventions, processes, trade secrets, know-how, techniques, sketches, drawings, models, intellectual property and their proprietary rights; (b) computer codes and instructions, processing systems and techniques, inputs and outputs (regardless of the media on which stored or located) and hardware and software configurations, designs, architecture and interfaces; (c) business research, studies, procedures and costs, information related to the current, future and proposed products, services and business locations of the Company; (d) financial information or data; (e) distribution methods; (f) marketing data, methods, plans and efforts; (g) the identities of or any information related to actual and prospective suppliers, manufacturers, partners, vendors, employees or consultants; (h) the terms of contracts and agreements with, the needs and requirements of, and the Company’s or its Affiliates’ course of dealing with, actual or prospective suppliers, manufacturers, partners, vendors, employees or consultants; (i) personnel information; (j) customer and vendor credit information; (k) information received from third parties subject to obligations of non-disclosure or non-use; and (j) and all other information disclosed or discussed during any meeting of the Board, any committee of the Board or any other Company meeting attended, in person or otherwise. Failure to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed in all respects by the Laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the Laws of any other jurisdiction.

8.2 Jurisdiction; Enforcement.

(a) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 8.6 (Notices) and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.6 (Notices) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each of Section 4 (Voting Agreements with the Company), Section 5 (Restrictions on Transfers and Purchases) and Section 6 (Standstill Restrictions) (collectively, the “Shareholder Arrangements”) shall only be enforceable (i) by the Company against Mr. Wilson or by Mr. Wilson against the Company, with respect to such party’s respective rights and obligations under the Shareholder Arrangements and (ii) by the Company against the Purchaser or by the Purchaser against the Company, with respect to such party’s respective rights and obligations under the Shareholder Arrangements; and any waiver of a Shareholder Arrangement may be made by the Company acting alone.

8.3 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, the rights of the Purchaser under this Agreement shall not be assignable to any Person other than Affiliates of the Purchaser (excluding portfolio companies of the Purchaser) without the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided further that, for the avoidance of doubt, Purchaser shall have the ability to transfer its rights and obligations under this Agreement to any Affiliate or managed fund (excluding any portfolio company of the Purchaser) without the consent of any party; provided, further, the obligations of each of the Purchaser and Mr. Wilson pursuant to the Shareholder Arrangements shall not be binding upon the successors to any interest in the Voting Securities other than Affiliates of the Purchaser or Mr. Wilson, as applicable (including commonly controlled or managed investment funds).

8.4 No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, nothing in this Agreement is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other Beneficial Owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

8.5 Entire Agreement. This Agreement and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects of this Agreement and such other agreements and documents.

8.6 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

If to the Company:

lululemon athletica inc.

1818 Cornwall Avenue

Vancouver, British Columbia

Canada V6J 1C7

Attention: Corporate Secretary

Facsimile: (604) 874-6124

Email: enicholas@lululemon.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

701 Fifth Avenue, Suite 7000

Seattle, Washington 98104

Attention: Michael Hutchings

Facsimile: (206) 839-4801

Email: michael.hutchings@dlapiper.com

If to the Purchaser:

c/o Advent International Corporation

75 State Street

Boston, Massachusetts 02109

Attention: David Mussafer, Steve Collins and James Westra

Facsimile: (617) 951-0568

Email: dmm@adventinternational.com

scollins@adventinternational.com, and

jwestra@adventinternational.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, Massachusetts 02110

Attention: Marilyn French

Facsimile: 617-772-8333

Email: Marilyn.french@weil.com

If to Mr. Wilson:

Dennis J. Wilson

21 Water Street, Suite 600

Vancouver, B.C.

Canada V6B 1A1

with a copy to (which shall not constitute notice):

McCullough, O’Connor, Irwin LLP

Oceanic Plaza

1066 Hastings Street, Suite 2600

Vancouver, B.C.

Canada V6E 3X1

Attention: Jonathan McCullough

Facsimile: (604) 687-7099

Email: jmccullough@moisolicitors.com

and with a copy to (which shall not constitute notice):

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: John R. Pitfield

Facsimile: (617) 248-5000

Email: jpitfield@choate.com

or in any such case to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

8.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided that any waiver of the Shareholder Arrangements shall be made in accordance with Section 8.2(b).

8.9 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

8.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

8.11 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby or by the Purchase Agreement are consummated.

8.12 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

lululemon athletica inc.

By:	/s/ Michael Casey
Name (Printed): Michael Casey
Title: Chairman of the Board

PURCHASER:

Advent International GPE VII-A Limited Partnership
Advent International GPE VII-E Limited Partnership
Advent International GPE VII-H Limited Partnership
By:	GPE VII GP Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/
Name (Printed):
Title:

Advent International GPE VII Limited Partnership
Advent International GPE VII-B Limited Partnership
Advent International GPE VII-C Limited Partnership
Advent International GPE VII-D Limited Partnership
Advent International GPE VII-F Limited Partnership
Advent International GPE VII-G Limited Partnership
By:	GPE VII GP (Delaware) Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/
Name (Printed):
Title:

Advent Partners GPE VII Limited Partnership
Advent Partners GPE VII Cayman Limited Partnership
Advent Partners GPE VII – A Limited Partnership
Advent Partners GPE VII – A Cayman Limited Partnership
Advent Partners GPE VII – B Cayman Limited Partnership
Advent Partners GPE VII 2014 Limited Partnership
Advent Partners GPE VII 2014 Cayman Limited Partnership
Advent Partners GPE VII – A 2014 Limited Partnership
Advent Partners GPE VII – A 2014 Cayman Limited Partnership
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/
Name (Printed):
Title:

/s/ Dennis J. Wilson
Dennis J. Wilson, individually

Exhibit 2.2(b)(i)

Instrument of Accession to Registration Rights Agreement

COUNTERPART SIGNATURE PAGE

TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

The undersigned hereby acknowledges receipt of a copy of that certain Amended and Restated Registration Rights Agreement, dated as of December 12, 2012, as amended to date, by and among lululemon athletica inc. and the Holders referred to therein (such agreement, as hereafter amended from time to time, the “Registration Rights Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Registration Rights Agreement, that it has had an opportunity to read and fully discuss the terms and conditions of the Registration Rights Agreement with its legal counsel and other advisors, and that it agrees, effective upon the closing of the transactions contemplated pursuant to that certain Stock Purchase Agreement, dated as of August     , 2014, by and among the undersigned and the other parties set forth on the signature pages thereto to be bound by the terms and conditions of the Registration Rights Agreement as a Holder and as if it were an original signatory thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this     day of August, 2014.

Advent International GPE VII-A Limited Partnership
Advent International GPE VII-E Limited Partnership
Advent International GPE VII-H Limited Partnership
By:	GPE VII GP Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:
Name (Printed):
Title:

Advent International GPE VII Limited Partnership
Advent International GPE VII-B Limited Partnership
Advent International GPE VII-C Limited Partnership
Advent International GPE VII-D Limited Partnership
Advent International GPE VII-F Limited Partnership
Advent International GPE VII-G Limited Partnership
By:	GPE VII GP (Delaware) Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:
Name (Printed):
Title:

Advent Partners GPE VII Limited Partnership
Advent Partners GPE VII Cayman Limited Partnership
Advent Partners GPE VII – A Limited Partnership
Advent Partners GPE VII – A Cayman Limited Partnership
Advent Partners GPE VII – B Cayman Limited Partnership
Advent Partners GPE VII 2014 Limited Partnership
Advent Partners GPE VII 2014 Cayman Limited Partnership
Advent Partners GPE VII – A 2014 Limited Partnership
Advent Partners GPE VII – A 2014 Cayman Limited Partnership
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:
Name (Printed):
Title:

ACKNOWLEDGED AND AGREED:

lululemon athletica inc.

By:
Name (Printed):
Title:

Exhibit 7.1

Press Release at Signing